Exhibit 32.1

Neurogen Corporation
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1. I am the President and Chief Executive Officer of Neurogen Corporation (the "Company").

2. To the best of my knowledge:

  The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

  The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
By:	\s\William H. Koster William H. Koster President and Chief Executive Officer Date: August 14, 2003